UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         April 6, 2004
                                                --------------------------------



                               Guidant Corporation
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             (Exact name of registrant as specified in its charter)



         Indiana                      001-13388                35-1931722
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)




   111 Monument Circle, Suite 2900
        Indianapolis, Indiana                                       46204
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 (Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code (317) 971-2000
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ITEM 7.  Financial Statements and Exhibits.

The following exhibit is furnished pursuant to Item 12:

Exhibit 99:  Press Release of Guidant Corporation dated April 6, 2004



ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 6, 2004, Guidant Corporation issued a press release announcing preliminary revenues and earnings per share from continuing operations for the quarter ended March 31, 2004. A copy of the press release is furnished with this report as Exhibit 99.

The release provides earnings per share from continuing operations on an adjusted basis because Guidant's management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company's operations period over period. This measure may exclude such items as business development activities (including purchased in-process research and development (IPRD) at acquisition or upon attainment of milestones), strategic developments (including restructurings and product line changes) and significant litigation. In the quarter covered by the release, it excluded IPRD primarily associated with the previously announced acquisition of AFx, inc. Management uses the adjusted measures internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     GUIDANT CORPORATION



Date:  April 6, 2004                 By /s/ Peter J. Mariani
                                       -----------------------------------------
                                        Vice President, Corporate Controller and
                                        Chief Accounting Officer


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                                  EXHIBIT INDEX

Exhibit 99     Press Release of Guidant Corporation dated April 6, 2004